EXHIBIT 10.21 CONTINGENT STOCK PURCHASE COMMITMENT OF PREMIUM MANAGEMENT SERVICES, LTD.

Premium Management Services, Ltd. (Letterhead)
Windsor Place, Hamilton Hm 12 Bermuda

February 10, 2000

Mr. John W. Bush
President
Harrison Digicom, Inc
401 Hariton Court
Norfolk, VA 23505

Dear Mr. Bush,

PREMIUM MANAGEMENT SERVICES, LTD. hereby irrevocably issues this corporate letter of intent to purchase $10,000,000 of HARRISON DIGICOM, INC. free trading common stock. This corporate commitment is contingent upon the completion of the pending audit, completing the name change to Infinite Networks Corporation along with the acquisition of INFINITE NETWORKS CORPORATION, a Florida company. Upon the completion of the proper filing with the SEC to issue free trading stock under a private or public offering PREMIUM MANAGEMENT SERVICES, LTD. will purchase 1,000,000 shares of common stock at a price of $10.00 per share.
If you have any questions, please feel free to contact our office.
Sincerely,


William J. Windsor, CEO

























(Letterhead)
                 315 Stan Drive, Suite 6, Melbourne, Florida 32904
        Tel: (321) 733-8933 Fax: (321) 733-3301